First AMENDMENT TO THE
GPI US Consolidated Pension Plan
(As Amended and Restated Effective January 1, 2017)

WHEREAS, Graphic Packaging International, Inc. (the “Company”) maintains for the benefit of its employees the GPI US Consolidated Pension Plan (the “Plan”); and

WHEREAS, Section 4.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Retirement Committee deems it desirable to retroactively amend the Mid-America Packaging Retirement Subplan of the Plan (the “Mid-America Subplan”), in a manner approved by the Internal Revenue Service under its Voluntary Compliance Program, (i) to provide that for the period beginning on August 1, 2012, and ending on December 1, 2015, a table of reduction factors used in actual operations should be used to calculate participants’ deferred vested benefits from the Mid-America Subplan, and (ii) to provide that, consistent with current Mid-America Subplan administration, payments of deferred vested benefits made in the form of a lump sum (except for cash outs) will be reduced in the same manner as annuity forms;

NOW, THEREFORE, effective as of August 1, 2012, Section 6.5 of the Mid-America Subplan is amended to read as follows:

6.5    Early Commencement of Deferred Vested Benefit
(a)    Effective on or before December 31, 2006, in lieu of receiving a monthly Deferred Vested Benefit commencing as of his Normal Retirement Date, a Participant who is entitled to a monthly Deferred Vested Benefit may elect (by submitting a written election with the Retirement Committee in advance) to receive a monthly Deferred Vested Benefit commencing as of the first day of any calendar month, prior to his Normal Retirement Date, coincident with or next following the later of (i) his Employment Termination Date, or (ii) the first day of the calendar month coincident with or next following such Participant’s attainment of age 55. If such monthly Deferred Vested Benefit commences prior to the Participant’s Normal Retirement Date, the amount of the monthly Deferred Vested Benefit to which he is entitled shall be determined by reducing the amount of the monthly Deferred Vested Benefit to which such Participant would otherwise be entitled commencing as of his Normal Retirement Date in accordance with the following table:

If the Participant’s Age at Benefit Commencement is:	The Following Percentage of His Benefit is Payable:
65	100.00%
64	90.90%
63	82.88%
62	75.80%
61	69.50%
60	63.89%
59	58.87%
58	54.36%
57	50.31%
56	46.64%
55	43.31%

(b)    Effective on or after January 1, 2007, in lieu of receiving a monthly Deferred Vested Benefit commencing as of his Normal Retirement Date, a Participant who is entitled to a monthly Deferred Vested Benefit may elect (by submitting a written election with the Retirement Committee in advance) to receive a monthly Deferred Vested Benefit commencing as of the first day of any calendar month, prior to his Normal Retirement Date, coincident with or next following his Employment Termination Date, determined as follows:
(i)    Except as provided in Section 7.5(b), if such monthly Deferred Vested Benefit commences prior to the Participant’s Normal Retirement Date, but following the Participant’s attainment of age 55, the amount of the monthly Deferred Vested Benefit to which he is entitled shall be determined by reducing the amount of monthly Deferred Vested Benefit to which such Participant would otherwise be entitled commencing as of his Normal Retirement Date in accordance with the table in subsection (a) hereof; or
(ii)    If such monthly Deferred Vested Benefit commences prior to the Participant’s attainment of age 55, the Participant may elect to receive his benefits in the form of (w) an immediate Life Annuity, (x) if the Participant is married on his Annuity Commencement Date, a Qualified Joint and Survivor Annuity, (y) if the Participant is married on his Annuity Commencement Date, a 75% Joint and Survivor Annuity, or (z) an immediate lump-sum payment. Except as provided in Section 7.5(b), the amount of the monthly Deferred Vested Benefit to which he is entitled shall be determined by reducing the amount of the monthly Deferred Vested Benefit to which such Participant would otherwise be entitled commencing as of his Normal Retirement Date in accordance with the table in subsection (a) hereof to age 55, and then further reducing such amount in accordance with the Plan’s actuarial assumptions provided in Section 8B.1(g) from age 55 to the Participant’s age on his Annuity Commencement Date.

(c)    Effective for the period beginning on August 1, 2012, and ending on December 1, 2015, the table in Section 6.5(a) will be replaced with the following table:

If the Participant’s Age at Benefit Commencement is:	The Following Percentage of His Benefit is Payable:
65	100.00%
64	93.30%
63	86.60%
62	80.00%
61	73.30%
60	66.60%
59	63.30%
58	60.00%
57	56.60%
56	53.30%
55	50.00%

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this First Amendment to the GPI US Consolidated Pension Plan this 19th day of May, 2017.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By:         /s/ Brad Ankerholz                                Brad Ankerholz

By:         /s/ Carla J. Chaney
Carla J. Chaney

By:         /s/ Debbie Frank
Debbie Frank

By:         /s/ Stephen Scherger
Stephen Scherger

By:         /s/ Brian A. Wilson
Brian A. Wilson